UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2006

DIAGNOSTIC CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Delaware	000-50155	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14375 Myer Lake Circle, Clearwater FL 33760

(Address of principal executive offices)

Registrant’s telephone number, including area code: (727) 533-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

Item 1.01 Entry into a Material Definitive Agreement.

Diagnostic Corporation of America (“DCA”) has entered into an agreement in principle with WiFiMed, Inc., a Delaware Corporation (“WiFiMed”) to effect a reverse merger transaction. The proposed reverse merger requires the approval of both the boards of directors of WiFiMed and DCA and is subject to the negotiation and execution of definitive documents. To effect the proposed merger, we will form a wholly owned subsidiary (“Newco”); implement a reverse split of approximately 1:8; and increase our authorized capital to 75,000,000 shares. If consummated, Newco will merge with and into WiFiMed with WiFiMed remaining as the surviving corporation and a wholly-owned subsidiary of DCA (the “Merger”). In exchange for shares of WiFiMed stock, WiFiMed stockholders will be entitled to receive such number of shares of our stock representing approximately 90% of the outstanding common shares of DCA after giving effect to the Merger. Upon completion of the Merger, DCA will cease all of its current remaining operations and will adopt and continue implementing the business plan of WiFiMed. The Merger Agreement shall provide that all of the officers and directors of DCA will be replaced by the officers and directors of WiFiMed.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated March 24, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAGNOSTIC CORPORATION OF AMERICA

Date: March 24, 2006	/s/ Sam Winer
Chairman, Chief Executive Officer and Secretary

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